EXHIBIT 21.1
SUBSIDIARIES OF PARAMETRIC TECHNOLOGY CORPORATION

Name	Place of Incorporation
Division Inc.	California
InPart Design, Inc.	California
ITEDO Software LLC	California
Advent 3B2 Inc.	Delaware
Arbortext, Inc.	Delaware
Arbortext International, Inc.	Delaware
Computervision Corporation	Delaware
CV Finance Holding, Inc.	Delaware
CV International Holding, Inc.	Delaware
Mathsoft Corporate Holdings, Inc.	Delaware
Mathsoft Engineering and Education, Inc.	Delaware
Parametric Holdings Inc.	Delaware
Parametric International, Inc.	Delaware
Parametric Technology International, Inc.	Delaware
PTC Cadtrain LLC	Delaware
Parametric Securities Corporation	Massachusetts
PTC International, Inc.	Massachusetts
Aptavis Technologies Corporation	New Hampshire
Ohio Design Automation, Inc.	New Hampshire
Parametric Technology Australia Pty Limited	Australia
Parametric Technology Gesellschaft m.b.H.	Austria
Parametric Technology (Belgium) b.v.b.a.	Belgium
Parametric Technology Brasil Ltda.	Brazil
Arbortext Canada Inc.	Canada
Computervision (Canada) Inc.	Canada
Parametric Technology (Canada) Ltd.	Canada
Parametric Technology (Shanghai) Software Co., Ltd.	China
Parametric Technology (C.R.) s.r.o.	Czech Republic
Parametric Technology (Denmark) A/S	Denmark
Parametric Technology (Finland) Oy	Finland
Arbortext France SARL	France
Parametric Technology S.A.	France
Parametric Technology GmbH	Germany
Polyplan GmbH	Germany
Parametric Technology (Hong Kong) Limited	Hong Kong
PTC Software (India) Private Limited	India
Parametric Technology (India) Private Limited	India
Parametric Technology (Republic of Ireland) Limited	Ireland
Parametric Holdings (Ireland) Limited	Ireland
PTC (IFSC) Limited	Ireland
PTC Software and Services Ireland Limited	Ireland
Parametric Technology Israel Ltd.	Israel
Computervision S.p.A.	Italy
Division Italia S.r.l.	Italy
Parametric Technology Italia S.r.l.	Italy
Nihon Computervision Corporation	Japan
PTC Japan K.K	Japan
Parametric Korea Co., Ltd.	Korea
Parametric Technology Corporation (Malaysia) Sdn Bhd	Malaysia
CV Holding (Mauritius) Ltd.	Mauritius
Parametric Technology Mexico S.A. de C.V.	Mexico
Parametric Technology Norway AS	Norway
Parametric Technology Singapore Pte Ltd.	Singapore
Parametric Technology (Slovakia) s.r.o.	Slovak Republic

Name	Place of Incorporation
Parametric Technology South Africa (Proprietary) Limited	South Africa
Parametric Technology Espana, S.A.	Spain
PTC Sweden AB	Sweden
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology Taiwan Ltd.	Taiwan
Arbortext Holdings B.V.	The Netherlands
Arbortext The Netherlands B.V.	The Netherlands
Computervision Finance B.V.	The Netherlands
Computervision International Distribution B.V.	The Netherlands
Parametric Technology Europe B.V.	The Netherlands
Parametric Technology Nederland B.V.	The Netherlands
Arbortext Software Limited	United Kingdom
Arbortext United Kingdom Limited	United Kingdom
Computervision Limited	United Kingdom
Computervision Pensions Limited	United Kingdom
Division Group Limited	United Kingdom
Division Limited	United Kingdom
Logistics Business Systems Limited	United Kingdom
NC Graphics (Cambridge) Ltd	United Kingdom
Parametric Technology (UK) Limited	United Kingdom
Parametric (UK) Holdings Limited	United Kingdom